                                                                     EXHIBIT 2.3

                 FIRST AMENDMENT TO CONDITIONAL PROMISSORY NOTE
                 ----------------------------------------------

     This First Amendment to Conditional Promissory Note (this "Amendment") is entered into as of this 15th day of February, 2001 (the "Effective Date"), by and among HomeSeekers.com, Incorporated, a Nevada corporation ("HomeSeekers"), Greg Robertson, Eddie Ureno, Margaret G. Etheridge, and Dan Woolley. Ms. Etheridge and Messrs. Robertson, Ureno, and Woolley are herein referred to collectively as the "Members."

     WHEREAS, HomeSeekers and the Members entered into that certain Purchase Agreement dated July 21, 2000 (the "Agreement"), under which HomeSeekers purchased from the Members all of the issued and outstanding membership interests in Immediate Results through Intuitive Systems, LLC, a California limited liability company ("IRS");

     WHEREAS, pursuant to Section 2.2 of the Agreement, HomeSeekers executed and delivered to the Members a Conditional Promissory Note dated July 21, 2000 (the "Conditional Promissory Note");

     WHEREAS, Subsection 1(b) of the Conditional Promissory Note imposes contingent obligations upon HomeSeekers to issue to the Principal Shareholders shares of the HomeSeekers' common stock, par value $.001 per share (the "HomeSeekers Common Stock");

     WHEREAS, the parties desire to fully and finally resolve the foregoing contingent obligations;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt of which is expressly acknowledge, the parties hereto agree as follows:

1    Subsection 1(b) 2.1(c) of the Conditional Promissory Note is deleted in its entirety, and is replaced with the following subsection:

               (b) On or before February 28, 2001, HomeSeekers shall issue and deliver to the Members, in the aggregate, two million five hundred thousand (2,500,000) shares of HomeSeekers Common Stock. The foregoing shares shall be divided among the Members in accordance with Subsection 1(d) of this Conditional Promissory Note.

2. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action, or proceeding arising out of, or with respect to, this Agreement shall be filed in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Northern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts with

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Washoe County, State of Nevada and the U.S. District Court for the District of
Nevada, Northern Division.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be duly executed and delivered as of the day and year first above written.

                                        HOMESEEKERS INCORPORATED, a Nevada
                                        corporation


                                        By:_____________________________________


                                        Name:___________________________________


                                        Title:__________________________________


                                        Members:


                                        /s/ Greg Robertson
                                        ----------------------------------------
                                        GREG ROBERTSON


                                        /s/ Eddie Ureno
                                        ----------------------------------------
                                        EDDIE URENO


                                        /s/ Margaret G. Etheridge
                                        ----------------------------------------
                                        MARGARET G. ETHERIDGE


                                        /s/ Dan Woolley
                                        ----------------------------------------
                                        DAN WOOLEY

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Washoe County, State of Nevada and the U.S. District Court for the District of
Nevada, Northern Division.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be duly executed and delivered as of the day and year first above written.


                                            HOMESEEKERS INCORPORATED, a Nevada
                                            corporation


                                            By: /s/ [ILLEGIBLE]/\/\
                                               -------------------------------

                                            Name: /s/ [ILLEGIBLE]/\/\
                                                 -----------------------------

                                            Title: CEO
                                                  ----------------------------

                                            MEMBERS:


                                            __________________________________
                                            GREG ROBERTSON


                                            __________________________________
                                            EDDIE URENO

                                            __________________________________
                                            MARGARET G. ETHERIDGE


                                            __________________________________
                                            DAN WOOLLEY